                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                      S.Y. BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                 S.Y. BANCORP, INC.
                                1040 EAST MAIN STREET
                             LOUISVILLE, KENTUCKY  40206
                                    (502) 582-2571
                                     ____________


                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                     ____________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of S.Y. BANCORP, INC. ("Bancorp") will be held on Wednesday, April 22, 1998, at 10:00 a.m., at Stock Yards Bank & Trust Company's Exchange Building dining room, 1048 East Main Street, Louisville, Kentucky 40206, for the following purposes:

     1. ELECTION OF DIRECTORS. To approve the action of the Board of Directors fixing the number of directors at fifteen (15) and to elect four (4) nominees as directors, each named in the accompanying Proxy Statement.

     2. APPROVAL OF INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK. To approve a proposed amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock from 5,000,000 to 10,000,000.

     3. OTHER BUSINESS. To consider and act upon such other matters as may properly be brought before the Annual Meeting or any adjournment thereof.

     Information regarding the matters to be acted upon at the meeting is contained in the Proxy Statement accompanying this Notice.

     Only those holders of Bancorp Common Stock of record at the close of business on March 6, 1998, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     We hope you will be represented at the meeting. Please sign and return the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your vote is important. The Board of Directors of Bancorp appreciates the cooperation of shareholders in directing proxies to vote at the meeting.




Louisville, Kentucky                    By Order Of The Board Of Directors
March 18, 1998



                                        David H. Brooks
                                        Chairman and Chief Executive Officer




                               YOUR VOTE IS IMPORTANT
          PLEASE DATE, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE
                        ACCOMPANYING POSTAGE PAID ENVELOPE.

                                 TABLE OF CONTENTS


                                                                           Page
GENERAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1

RELATIONSHIP OF BANCORP AND THE BANKS. . . . . . . .. . . . . . . . . . .      2

VOTING AT THE ANNUAL MEETING   . . .. . . . . . . . . . . . . . . . . . .      2

PRINCIPAL HOLDERS OF BANCORP COMMON STOCK  .. . . . . . . . . . . . . . .      3

ELECTION OF DIRECTORS  . . . . . . . . . . . . . . . . . . . . .. . . . .      4

MEETINGS AND COMMITTEES OF THE BOARD  . . . . . . . . . . . . . . . . . .      9

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION  . . . . . . .     10

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS  . . .  . .. . . . . . .     11

TRANSACTIONS WITH MANAGEMENT AND OTHERS  . . . . . . . . . . .. . . . . .     17

APPROVAL OF INCREASE IN AUTHORIZED SHARES OF COMMON STOCK  . . .. . . . .     17

INFORMATION CONCERNING INDEPENDENT PUBLIC ACCOUNTANTS . . . . .. . . . . .    18

SUBMISSION OF SHAREHOLDER PROPOSALS   .. . . . . . . . . . . . . . . . . .    18

OTHER MATTERS   . . . .. . . . . . . . . . . . . . . . . . . . . . . . . .    19

                          ANNUAL REPORT ON FORM 10-K


A COPY OF S.Y. BANCORP, INC.'S 1997 ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE PROVIDED WITHOUT CHARGE WITHIN ONE BUSINESS DAY FOLLOWING RECEIPT OF A WRITTEN OR ORAL REQUEST DIRECTED TO: MS. NANCY B. DAVIS, SENIOR VICE PRESIDENT, TREASURER AND CHIEF FINANCIAL OFFICER, S.Y. BANCORP, INC., P.O. BOX 32890, LOUISVILLE, KENTUCKY 40232, (502) 625-9176.

                                  S.Y. BANCORP, INC.
                                1040 EAST MAIN STREET
                             LOUISVILLE, KENTUCKY  40206
                                  (502) 582-2571

                                   PROXY STATEMENT
                            ANNUAL MEETING OF SHAREHOLDERS
                                    APRIL 22, 1998


                                       GENERAL

     This Proxy Statement is furnished to the shareholders of S.Y. BANCORP, INC. ("Bancorp") in connection with the solicitation of proxies by Bancorp's Board of Directors for use at the Annual Meeting of Shareholders (the "Annual Meeting")to be held on Wednesday, April 22, 1998, at 10:00 a.m., local time, at Stock Yards Bank & Trust Company's Exchange Building dining room, 1048 East Main Street, Louisville, Kentucky 40206. The approximate date on which this Proxy Statement and the accompanying proxy are first being sent or given to shareholders is March 18, 1998. The mailing address of Bancorp's principal executive offices is P.O. Box 32890, Louisville, Kentucky 40232-2890.

     Only shareholders of record at the close of business on March 6, 1998, are entitled to notice of and to vote at the Annual Meeting.

     Any valid and unrevoked proxy will be voted as specified in the proxy. If a shareholder does not specify otherwise, the shares represented by the shareholder's proxy will be voted (a) FOR approval of the action of the Board of Directors fixing the number of directors at fifteen (15) and FOR election of the persons named in this Proxy Statement as directors of Bancorp, in accordance with the terms and conditions set forth in this Proxy Statement;
(b) FOR approval of the proposed amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock; and (c) in their discretion, on any other matters that may properly come before the Annual Meeting, or any adjournment thereof, including matters incident to its conduct.

     All expenses of preparing, printing, mailing, and delivering the proxy and all materials used in the solicitation thereof will be borne by Bancorp. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telefax by directors and officers of Bancorp, none of whom will receive additional compensation for such services. Bancorp has also requested brokerage houses, custodians, and nominees to forward soliciting materials to the beneficial owners of Bancorp's Common Stock, held of record by them and will pay the reasonable expenses of such persons for forwarding such materials.

     Proxies may be revoked at any time before the taking of the vote at the Annual Meeting by written notice of revocation to the Secretary of Bancorp, by delivery of a later dated proxy or by voting in person at the meeting. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless the shareholder so attending so notifies the Secretary in writing prior to voting of the proxy.

                        RELATIONSHIP OF BANCORP AND THE BANKS

     Bancorp is a bank holding company within the meaning of the Bank Holding Company Act of 1956 and pursuant to that act is registered with the Board of Governors of the Federal Reserve System. Bancorp has two subsidiaries. Both Stock Yards Bank & Trust Company ("the Kentucky Bank") and Stock Yards Bank & Trust Company ("the Indiana Bank") are wholly owned by Bancorp and engaged in the business of commercial banking. See "MEETINGS AND COMMITTEES OF THE BOARD".

                             VOTING AT THE ANNUAL MEETING

     On March 6, 1998, the record date for the Annual Meeting fixed by Bancorp's Board of Directors, there were issued and outstanding, and entitled to vote at the Annual Meeting, xxxxxxx shares of Bancorp Common Stock. Bancorp has no class of stock other than common stock. The holders of a majority of the total shares of Bancorp Common Stock issued and outstanding and entitled to vote, whether present in person or by proxy, will constitute
a quorum for the transaction of business at the Annual Meeting.   See note
(3) to the tabulation under the heading, "PRINCIPAL HOLDERS OF BANCORP COMMON STOCK," for a discussion of shares held by the Kentucky Bank in fiduciary capacities.

     Each share of Bancorp Common Stock is entitled to one vote on all matters presented to the shareholders with the exception of the election of directors. In the election of directors, Kentucky's Constitution mandates that shareholders have cumulative voting rights. Under cumulative voting rights, each shareholder is entitled to cast as many votes in the aggregate as equal the number of shares of Bancorp Common Stock owned by him or her multiplied by the number of directors to be elected. Each shareholder, or his or her proxy, may cast all of his or her votes (as thus determined) for a single nominee for director or may distribute them among two or more nominees, in the shareholder's discretion.

     Approval of the increase in authorized shares of Common Stock (Item 2 on the accompanying proxy) requires the affirmative vote of the holders of a majority of the outstanding shares of Bancorp's Common Stock present or represented at the Annual Meeting and entitled to vote on the proposal. Directors will be elected by a plurality of the total votes cast at the Annual Meeting. Assuming four directors are to be elected, a plurality means that the four nominees receiving the highest number of votes will be deemed elected.

     Votes cast in person or by proxy at the Annual Meeting will be tabulated by the judges appointed for the meeting, who will conduct the voting and certify the results. The judges will also determine whether or not a quorum is present at the meeting. A shareholder entitled to vote for the election of directors may withhold authority to vote for all nominees for directors or may withhold authority to vote for certain nominees for directors. A shareholder may also abstain from voting on the proposals to fix the number of directors and increase the number of authorized shares of Common Stock. Votes withheld from the election of any nominee for director and abstentions from any other proposal will be treated by the judges as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast on any matter.
If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                      PRINCIPAL HOLDERS OF BANCORP COMMON STOCK

     At January 31, 1998, Bancorp had 3,289,617 shares of Bancorp Common Stock issued and outstanding held by 745 shareholders of record. The following tabulation shows the amount and percent of Bancorp Common Stock owned beneficially at January 31, 1998, by those persons known by Bancorp to own, or be deemed to own, beneficially five percent (5%) or more of such stock. The tabulation also shows the beneficial ownership of Bancorp Common Stock by all directors, executive officers and employees of Bancorp and the Banks at January 31, 1998. Unless otherwise noted, the sole voting and investment power with respect to such stock is held by the beneficial owner named. For a tabulation of the beneficial ownership of Bancorp Common Stock by individual directors of Bancorp and nominees for election as directors of Bancorp at the Annual Meeting, see "ELECTION OF DIRECTORS."



                                             Amount and Nature            Percent of
        Name and Address                       of Beneficial            Bancorp Common
      of Beneficial Owner                       Ownership(1)              Stock(1)(2)
      -------------------                    -----------------          ---------------
Stock Yards Bank & Trust Company                 395,750(3)                 12.03%
1040 East Main Street
Louisville, Kentucky 40206

Directors and executive officers of              408,185                    12.09%
Bancorp as a group (14 persons)(4)(5)

Directors, executive officers, and               524,079(6)                 15.33%
employees of Bancorp and the Banks
as a group (116 persons)(4)(5)


Notes:

(1)  As of January 31, 1998.

(2) Shares of Bancorp Common Stock subject to currently exercisable options under Bancorp's Stock Option Plan are deemed outstanding for computing the percentage of Bancorp Common Stock of the person holding such options but are not deemed outstanding for computing the percentage of Bancorp Common Stock of any other person.

(3) Held by the Kentucky Bank as agent, trustee, personal representative and in other fiduciary capacities, including 35,516 shares held as Trustee under the Kentucky Bank's Employee Stock Ownership Plan (the "ESOP"). As to 33,365 shares held in the ESOP, participants direct the Kentucky Bank, as Trustee, to vote the vested portion of the participant's account balance attributable to Bancorp Common Stock. The other 2,151 shares held by the Kentucky Bank as Trustee under the ESOP (together with any shares for which no directions are received from participants in the ESOP) may then be voted in the same proportions as the directions given to the Bank, as trustee, by the respective participants. Under the ESOP, participants or their beneficiaries are eligible to receive the balance of their accounts in-kind upon retirement, death or disability. The vested portion of a participant's account balance in the ESOP is eligible for distribution in-kind upon termination of employment.

(4) "Executive Officer" means the chairman, president, any vice president in charge of a principal business unit, division or function, or other officer who performs a policy making function or any other person who performs similar policy making functions and is so designated by the Board of Directors.

(5) For a description of the voting and investment power with respect to the shares beneficially owned by the fourteen directors and nominees for election as directors of Bancorp, see the table under the heading, "ELECTION OF DIRECTORS."

(6) The shares held by the group, include 44,955 shares held by nonexecutive officers and employees of the Kentucky Bank. In addition, 43,262 shares are subject to currently exercisable stock options and 27,676 shares are held by present employees of the Kentucky Bank in their ESOP accounts at December 31, 1997, with sole voting power and no current investment power. Bancorp has not undertaken the expense and effort of compiling the number of shares certain officers and employees of the Kentucky Bank may hold other than directly in their own name.


                                ELECTION OF DIRECTORS

     The Articles of Incorporation and Bylaws of Bancorp provide that the Board of Directors shall be composed of not less than nine (9) nor more than twenty-five (25) members. The bylaws provide that the exact number of members shall be fixed each year by the Board of Directors prior to the giving of notice of the Annual Meeting, subject to any later resolution adopted by the shareholders at the Annual Meeting. At its February 10, 1998 meeting, the Board of Directors fixed the number of directors at fifteen
(15). The Board of Directors has recommended that the number of directors constituting the Board be fixed at fifteen for the ensuing year, subject to the approval of shareholders at the annual meeting. Assuming four directors are to be elected, there will be fourteen (14) individuals serving on the Board as of the date of the 1998 Annual Meeting.

     Bancorp's Articles of Incorporation direct the Board of Directors to be classified into three classes of directors of as nearly equal size as possible with only one class of directors being elected each year. Accordingly, at the 1998 Annual Meeting, four Directors are to be elected to hold office for three-year terms, or until their successors are elected and qualified. Unless otherwise instructed, it is intended that the shares represented by the enclosed proxy will be voted for the election of the nominees named below. Proxies may not be voted for a greater number of persons than the number of nominees named below.

      At the Annual Meeting, a resolution will be submitted approving the action of the Board of Directors fixing the number of directors at fifteen
(15), and, if such resolution is adopted, the four persons named in the following table will be nominated on behalf of the Board of Directors for election as directors of Bancorp. The affirmative vote of a majority of the shares of Bancorp Common Stock represented at the Annual Meeting in person or by proxy will be required for approval of the resolution fixing the number of directors.

      In the event (1) any person or persons other than the following nominees are nominated as directors, or (2) the number of directors to be elected shall be less or more than four, the proxies named in the enclosed proxy, or their substitutes, shall have the right in their discretion to vote for some number less or more than all the nominees or for less or more than all of the aforesaid nominees. In the event any of the nominees becomes unwilling or unable to accept nomination or election, the said proxies shall have the right to vote for any substitute nominee in place of the nominee who has become unwilling or unable to accept nomination or election. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve as a director.

     All of the nominees and continuing directors of Bancorp are currently serving as directors of the Kentucky Bank and were elected to that position on April 23, 1997, by the written consent of Bancorp, the sole shareholder of the Kentucky Bank. It is anticipated that, if elected as directors of Bancorp at the Annual Meeting, Bancorp, as the sole shareholder of the Kentucky Bank, will, by written consent, elect the following nominees and continuing directors of Bancorp as directors of the Kentucky Bank to serve a one year term.

     There are no arrangements or understandings regarding the selection or election of any of the following nominees as directors of Bancorp. All nominations for membership on the Board of Directors of Bancorp originated with the Board of Directors.

NOMINEES TO SERVE A THREE YEAR TERM EXPIRING 2001

                                                                     Bancorp Common Stock
                                                                      Beneficially Owned
  Name, Age, And                                                      at January 31, 1998
Year First Became                Principal Occupation:          ---------------------------------
   Director (1)               Certain Directorships(2)(3)       Amount(4)(5)          % of Class
-----------------            ----------------------------       ------------          -----------
David H. Brooks              Chairman and Chief                   42,959(8)              1.30%
Age 55                       Executive Officer, S.Y.
Director since 1985          Bancorp, Inc. and Stock
                             Yards Bank & Trust Company(7)

Carl T. Fischer, Jr.         President, Meadowlake Farm           30,832(9)               (6)
Age 64                       Stables, Inc.; Farmer and
Director since 1980          Horse Breeder

Stanley A. Gall, M.D.        Professor and Chairman,               1,790                  (6)
Age 61                       Department of Obstetrics
Director since 1994 (10)     and Gynecology,
                             University of Louisville

Henry A. Meyer               President, Henry                     46,794(11)             1.42%
Age 67                       Fruechtenicht Co., Inc.;
Director since 1966          Vice Chairman,
                             S.Y. Bancorp, Inc.

                                                                     Bancorp Common Stock
                                                                      Beneficially Owned
  Name, Age, And                                                      at January 31, 1998
Year First Became                Principal Occupation:          ---------------------------------
   Director (1)               Certain Directorships(2)(3)       Amount(4)(5)          % of Class
-----------------            ----------------------------       ------------          -----------
CONTINUING DIRECTORS - TERM EXPIRING 1999

Charles R. Edinger, III      Vice President,                      22,635(12)              (6)
Age 48                       J. Edinger & Son, Inc.
Director since 1984

David P. Heintzman           President, S.Y. Bancorp, Inc.        32,525(14)              (6)
Age 38                       and Stock Yards Bank & Trust
Director since 1992          Company(13)

Norman Tasman                President, Secretary and             58,284(16)              1.77%
Age 46                       Treasurer, Tasman Industries, Inc.;
Director since 1995(15)      President, Tasman Hide
                             Processing, Inc.

Kathy C. Thompson            Executive Vice President and         16,050(19)               (6)
Age 36                       Secretary, S.Y. Bancorp, Inc.;
Director since 1994 (17)     Executive Vice President,
                             Stock Yards Bank & Trust
                             Company(18)

Bertrand A. Trompeter        Retired, John F.                     25,410(21)               (6)
Age 69                       Trompeter Co., Inc.
Director since 1980(20)

CONTINUING DIRECTORS - TERM EXPIRING 2000

James E. Carrico             President, Reager Harris              9,332                    (6)
Age 56                       DBA/Accordia of Kentucky
Director since 1978

Jack M. Crowner              Owner                                33,217(22)               1.01%
Age 65                       Jack Crowner & Associates
Director since 1979

Leonard Kaufman              Retired Chairman and Chief           66,603(24)               2.01%
Age 68                       Chief Executive Officer,
Director since 1964          S.Y. Bancorp, Inc. and Stock
                             Yards Bank & Trust Company(23)

George R. Keller             Founder, Tumbleweed                   8,340(25)                (6)
Age 48                       Mexican Food, Inc.;
Director since 1991          Managing Member,
                             First Blue Rock Grill,LLC

Bruce P. Madison             Vice President and                   13,413(26)                (6)
Age 47                       Treasurer, Plumbers
Director since 1989          Supply Company, Inc.

Notes:

 (1) Ages listed are as of December 31, 1997.

 (2) Except as otherwise noted, each director and nominee has been engaged in his or her principal occupation for five years or more.

 (3) No director or nominee holds any directorship in a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such act or any company registered as an investment company under the Investment Company Act of 1940.

 (4) This column includes, in some instances, shares in which members of the nominee's or director's immediate family have a beneficial interest. The column does not, however, include the interest of certain of the listed nominees or directors in shares held by other non-dependent family members in their own right. In each case, the principal disclaims beneficial ownership of any such shares, and declares that the listing in this Proxy Statement should not be construed as an admission that the principal is the beneficial owner of any such securities.

 (5) Includes 150 qualifying shares for each director and, for each non-employee director, 800 shares subject to currently exercisable stock options issued under Bancorp's stock option plan.

 (6) Less than one percent (1%) of outstanding Bancorp Common Stock.

 (7) Mr. Brooks was appointed Chairman and Chief Executive Officer of Bancorp and the Kentucky Bank in January, 1993. Prior thereto he was President of Bancorp and the Kentucky Bank.

 (8) Includes 25,848 shares subject to currently exercisable stock options issued under Bancorp's Stock Option Plans, 1,310 shares held by Mr. Brooks as custodian for his son, 11,584 shares owned by Mr. Brooks's wife, and 3,229 shares held in Mr. Brooks's ESOP account at December 31, 1997.

 (9) Includes 19,616 shares held by Mr. Fischer as trustee under an
     irrevocable trust established   by his father.

(10) Dr. Gall was elected as a director of Bancorp and the Kentucky Bank at the meetings of the respective Boards of Directors held on January 11, 1994. Dr. Gall was re-elected to the Board at the April, 1994 Annual Meeting.

(11) Includes 21,942 shares owned by Mr. Meyer's wife.

(12) Includes 10,380 shares owned by Mr. Edinger's wife.

(13) Mr. Heintzman was appointed President of Bancorp and the Kentucky Bank in January, 1993. He was appointed Treasurer and Chief Financial Officer of Bancorp in April, 1989 and Secretary in February, 1990. Prior thereto, he was Assistant Treasurer of Bancorp and Executive Vice President of the Kentucky Bank. See Note (20) below.

(14) Includes 18,588 shares subject to currently exercisable stock options issued under Bancorp's Stock Option plans, 1,470 shares owned by Mr. Heintzman's wife, 884 shares held by Mr. Heintzman as custodian for his minor daughter, and 2,019 shares held in Mr. Heintzman's ESOP account at December 31, 1997.

(15) Mr. Tasman was elected as a director of Bancorp and the Kentucky Bank at the meetings of the respective Boards of Directors held on January 10, 1995. Mr. Tasman was re-elected to the Board at the April, 1995 Annual Meeting.

(16) Includes 46,000 shares owned by Mr. Tasman's mother for which Mr. Tasman shares voting control but from which he derives no economic benefit. Includes 9,968 shares held jointly by Mr. Tasman and his wife, and 1,112 shares held as custodian for his minor son.

(17) Ms. Thompson was elected as a director of Bancorp and the Kentucky Bank at the meetings of the respective Boards of Directors held in January, 1994. Ms. Thompson was re-elected to the Board at the April, 1994 Annual Meeting.

(18) Ms. Thompson joined the Kentucky Bank in June, 1992 as Senior Vice President and Manager of the Trust Division. Prior thereto, she was a Vice President of PNC Bank Kentucky's Trust Division.

(19) Includes 13,640 shares subject to currently exercisable stock options issued under Bancorp's Stock Option Plans and 440 shares held in Ms. Thompson's ESOP account at December 31, 1997.

(20) Mr. Trompeter is the father-in-law of Mr. David P. Heintzman. No other family relationship exists among the directors and executive officers of Bancorp or the Banks.

(21) Includes 13,817 shares owned by Mr. Trompeter's wife and 3,267 held in a trust account from which Mr. Trompeter derives beneficial interest.

(22) Includes 20,134 shares owned by Mr. Crowner's wife.

(23) Prior to his retirement in January, 1993, Mr. Kaufman was Chairman and Chief Executive Officer of Bancorp and the Kentucky Bank.

(24) Includes 19,780 shares subject to currently exercisable stock options issued under Bancorp's Stock Option Plan, 25,930 shares owned by Mr. Kaufman's wife, and 78 shares jointly owned by Mr. Kaufman and his wife.

(25) Includes 1,155 shares jointly owned by Mr. Keller and his wife.

(26) Includes 4,791 shares jointly owned by Mr. Madison and his wife, 398 shares owned by Mr. Madison's wife, and 7,025 shares held by Mrs. Madison as custodian for their minor children.

Messrs. David H. Brooks and David P. Heintzman and Ms. Thompson are Bancorp's three executive officers and the above tabulation also includes other information with respect to them. Bancorp's executive officers serve at the pleasure of Bancorp's Board of Directors and there are no arrangements or understandings regarding their selection or appointment as officers of Bancorp.

                         MEETINGS AND COMMITTEES OF THE BOARD
BOARD MEETINGS

     During 1997, the Board of Directors of Bancorp held a total of thirteen regularly scheduled and special meetings.

     All directors of Bancorp are also directors of the Kentucky Bank. Mr. Brooks and Mr. Heintzman serve as directors for the Indiana Bank. During 1996, the Kentucky Bank's Board of Directors held a total of fourteen regularly scheduled and special meetings. The Indiana Bank's Board of Directors held twelve meetings in 1997.

     All incumbent directors attended at least 75% of the aggregate number of meetings of the Board and the committees of which they were members.


COMMITTEES OF BANCORP

     Bancorp has a standing Audit Committee and Compensation Committee of the Board of Directors.

     Bancorp's Board of Directors considers matters relating to the selection and nomination of directors, but there is no standing nominating committee of the Board of Directors. There are no formal procedures whereby a security holder may recommend nominees to the Board of Directors.

     AUDIT COMMITTEE. The Audit Committee consists of four members of Bancorp's Board of Directors: Charles R. Edinger, III, Carl T. Fischer, Jr., Bertrand A. Trompeter, and Henry A. Meyer. The committee held four meetings in 1997. The committee reviews with Bancorp's independent auditors the general audit plan and results of the audit engagement, other services performed by the auditors, and the audit fees. Review of internal audit officer's plans and reports, regulatory compliance officer's plans and reports and internal accounting controls are part of the function of the committee.

     COMPENSATION COMMITTEE. The Compensation Committee consists of four members of Bancorp's Board of Directors. The committee considers matters relating to the salary and other compensation of officers of the Kentucky and Indiana Banks and Bancorp. The members of the committee are Bruce P. Madison, James E. Carrico, Jack M. Crowner, and Henry A. Meyer. The committee meets at least annually and held three meetings in 1997.

             REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     It is the philosophy of the Compensation Committee to ensure the compensation of Bancorp's executive officers is adequate to attract and retain talented individuals with proven abilities to lead Bancorp and the Banks so growth and profitability are realized while maintaining stability and capital strength.

     Corporate profitability and shareholder value are important performance measurements; however, executive officer base compensation is not directly related to either. Compensation levels are determined by a number of factors including comparisons with companies of similar size and complexity. While executive base compensation is not quantitatively related to Bancorp's or the Banks' financial performance, there is a qualitative relationship between performance and executive officer compensation. The salary increases noted in the Summary Compensation Table under the heading "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS," were made in light of Bancorp's and the Banks' market and earnings growth and other favorable factors. Salaries are based on individual performance contributions within a competitive salary range for each position. Pay levels are competitive within a range the Committee considers to be reasonable and necessary.

     The salary of the Chief Executive Officer is determined substantially as described above with additional considerations. A range of salaries is determined by gathering information regarding salaries at similarly sized banks and other businesses. This information is obtained from industry publications such as SNL EXECUTIVE COMPENSATION REVIEW for banks, and from area business publications such as BUSINESS FIRST, a weekly business newspaper of the Louisville metropolitan area. The Compensation Committee considers the Chief Executive Officer's leadership skills and managerial results. Among these considerations are consolidated financial performance and condition, growth of the Banks, regulators' conclusions, community involvement and the CEO's ability to choose and lead his management team. Both subjective and objective as well as quantitative and qualitative measures are used. The Compensation Committee reaches a conclusion as to an appropriate salary and presents it to the Board of Directors for discussion and approval. While peer group comparisons of salaries include companies which are also included in the indices used for the shareholder return performance graph on page 15 there is no direct correlation between the companies used in CEO compensation and companies included in that graph.

     Beginning in 1993, the Board of Directors of the Kentucky Bank approved an incentive compensation plan which included all officers. The objectives of this performance based plan include helping to attract, retain and reward employees. Obtaining and retaining talented officers helps ensure Bancorp's profitability and financial strength. The annual determination as to whether any incentive will be paid is based upon the achievement of certain set goals for earnings growth, return on average assets and return on average equity. In 1995, the Compensation Committee changed the executive officers' compensation arrangements to be more heavily weighted toward incentives than those arrangements had been in the past. The committee feels that in a time of significant expansion, there is potential for strong earnings growth as long as the process is managed with adequate focus on cost control to prevent deterioration of earnings. Therefore, the committee established a tiered incentive program based upon the achievement of net income goals and executive officers' base salaries were increased only nominally for 1995.
For 1997, executive officers salaries were increased based upon historical performance and the complexity of the organization. Incentive arrangements remained in place to help provide a reward for achievement of extraordinary operational and financial results. Incentives are computed using a formula based upon the amount net income and other factors increase over the prior
year.   Amounts in 1995, 1996 and 1997 under this incentive plan for individuals listed in the Summary Compensation Table are shown in the column entitled "Bonus".

     The Committee also believes by providing those persons who have responsibility for the management and growth of Bancorp and the Banks with an opportunity to increase their ownership of Bancorp Common Stock, the best interests of shareholders and officers will be similarly aligned. Executive officers are granted options, from time to time, giving them the right to purchase Bancorp Common Stock at a specified price in the future. The number of stock options granted is based upon individual performance contributions and comparative practices. See the discussion under "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS-Stock Incentive Plan" page
12. All options for shares available for issuance under the 1984 Stock Option Plan have been granted. The 1995 Stock Incentive Plan was approved by shareholders at the 1995 Annual Meeting.

     In summary, the Committee believes the total compensation program for Bancorp's executive officers is competitive with programs offered by similar institutions, and executive compensation is appropriate to further the goals and objectives of Bancorp and the Banks.

                                COMPENSATION COMMITTEE

                                  James E. Carrico
                                  Jack M. Crowner
                                  Bruce P. Madison
                                   Henry A. Meyer

                   COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

     The following table shows the compensation paid by the Kentucky Bank for the three years ended December 31, 1997, for services in all capacities to executive officers of Bancorp.

                                                        SUMMARY COMPENSATION TABLE
                                                                                                LONG TERM
                                                                                                 COMPEN-
                                                             ANNUAL COMPENSATION                 SATION
                                                     ----------------------------------------   ---------
                                                                                      OTHER     SECURITIES
NAME AND                                                                              ANNUAL      UNDER-        ALL OTHER
PRINCIPAL                                                                             COMPEN-      LYING         COMPEN-
POSITION                                 YEAR        SALARY         BONUS(1)         SATION(2)    OPTIONS       SATION (3)
---------                                ----        ------         -------          --------   ----------     -----------
David H. Brooks                          1997       $195,000        $78,000              -          2,000         $37,457
Chairman and Chief                       1996        185,000         55,000              -              -          35,232
Executive Officer                        1995        175,000         85,000              -         13,600(4)       37,333

David P. Heintzman                       1997        159,000         63,600              -          2,000          36,200
President                                1996        150,000         45,000              -              -          34,019
                                         1995        130,000         65,000              -         13,600(4)       34,666

Kathy C. Thompson                        1997        108,000         30,000              -          1,000          28,894
Executive Vice                           1996        100,000         20,000              -              -          26,839
President and                            1995         94,000         12,000              -         10,000(4)       26,284
Secretary

Notes:

(1) Incentive compensation plan is described in "REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION," page 10.

(2) The aggregate amount of all perquisites and other personal benefits received by the individuals listed in the above table did not exceed 10 percent of the total annual salary reported for the respective executive officer.

(3) Includes director compensation (See "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS-Director Compensation") and contributions by the Kentucky Bank to the Bank's defined contribution plans (money purchase, deferred income (401(k)) profit sharing and employee stock ownership plans). For
     Mr. Brooks, these amounts are $8,400; $15,962; $6,400; and $3,200, respectively. For Mr. Heintzman, these amounts are $8,300; $15,839; $6,360 and $3,180, respectively. For Ms. Thompson, these amounts are $8,400; $9,563; $6,480; and $2,160, respectively. Also includes for Mr. Brooks,
     Mr. Heintzman and Ms. Thompson, respectively, $3,495, $2,521 and $2,291 representing various payments, primarily life insurance policy premiums. The officer's families are the beneficiaries of these policies.

(4)  Adjusted for effect of 1996 2-for-1 stock split.

STOCK INCENTIVE PLAN

     Bancorp has a stock option plan under which options may be granted to officers, other key employees of the Banks, and non-employee directors. Key employees are those persons who, in the judgement of the Compensation Committee, are mainly responsible for the success of the Banks. Options under this plan are granted at the fair market value of Bancorp's Common Stock at the time of the grant.

OPTIONS GRANTED IN LAST FISCAL YEAR

           The following table summarizes options granted during fiscal 1997 to the executive officers named in the Summary Compensation Table, and the value of the options held by such persons at the end of 1997.

                                                                                        Potential Realizable
                                                                                        Value at Assumed Annual
                                                                                        Rates of Stock Price
                               Number of       % of                                     Appreciation for
                              Securities       Total                                    Option Term(2)
                              Underlying       Options    Exercise                      ------------------------------
                                Options        Granted      Price     Expiration        Option Term(2)
Name                            Granted        in 1997    Per Share      Date               5%                  10%
----                          -----------      -------    ---------   ----------        ------------------------------
David H. Brooks                    2,000(1)      9.52%      $29.00     1/3/2007           $    36,476            92,438

David P. Heintzman                 2,000(1)      9.52%       29.00     1/3/2007                36,476            92,438

Kathy C. Thompson                  1,000(1)      4.76%       29.00     1/3/2007                18,238            46,219
All Shareholders               3,271,480          n/a          n/a          n/a           $59,665,252      $151,204,534


   (1) These options were granted in January, 1997 and became exercisable six months following the grant date.

   (2) All shareholders are shown for comparison purposes only. The potential realizable value to all shareholders is the aggregate net gain for all shareholders, assuming a hypothetical ten-year option granted at $29.00 per share in January, 1997, if the price of Bancorp stock increases at the assumed annual rates shown in the table. There can be no assurance that Bancorp's Stock will perform at the assumed annual rates shown in the table. Bancorp neither makes or endorses any prediction as to future stock performance. The potential realizable value of stock price appreciation for the option term for all executive officers of Bancorp at 5% is $91,190 and at 10% is $231,095, which represents .15% of the total potential realizable value for all shareholders at 5% and 10%.

     The following table shows, as to the individuals included in the Summary Compensation Table, information as to aggregate options exercised in 1997 and December 31, 1997 year end option values.

     AGGREGATED OPTIONS EXERCISED IN 1997 AND 1997 YEAR END OPTION VALUES


                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                SHARES ACQUIRED   VALUE           OPTIONS AT            IN THE MONEY OPTIONS AT
     NAME                         ON EXERCISE    REALIZED     DECEMBER 31, 1997            DECEMBER  31,1997
     ----                       ---------------  --------   ----------------------      -----------------------
                                                          Exercisable  Unexercisable  Exercisable   Unexercisable
                                                          -----------  -------------  -----------   -------------

     David H. Brooks                   -           $-       25,848        1,992         $779,538      $58,085
     David P. Heintzman                -            -       21,492        1,992          586,691       58,085
     Kathy C. Thompson                 -            -       15,400        1,992          364,980       51,320


     SENIOR OFFICER SECURITY PLAN

          The Kentucky Bank has established a Senior Officer Security Plan (the "Security Plan") for a select group of management and highly compensated officers who contribute materially to the continued growth, development and future business success of the Kentucky Bank. Life insurance owned and paid for by the Kentucky Bank has been purchased on each covered officer. The Security Plan is designed so that if the assumptions made as to mortality experience, policy dividends and other factors are realized, the Kentucky Bank will recover both the cost of benefits and after tax costs of the plan. The amount of benefits to be received under the Security Plan was determined by projecting each participant's current salary amount to that at his/her retirement date. His/her expected social security benefits and expected benefits under the defined contribution plans were also estimated. The Security Plan supplemental retirement benefit amount was determined to be the amount necessary to bring total retirement payments to an approximate 75% of his/her projected salary at retirement age.

          Under the Security Plan, the following individuals listed in the Summary Compensation Table at page 11 will receive the following annual supplemental retirement benefits at their normal retirement age of 65:

          David H  Brooks, $84,000 each year for 15 years
          David P. Heintzman, $136,500 each year for 15 years
          Kathy C. Thompson, $82,000 each year for 15 years

          In addition, there are pre-retirement death and disability benefits provided for Mr. Brooks in the Security Plan.

     SENIOR EXECUTIVE SEVERANCE AGREEMENT

          The Kentucky Bank has established a Senior Executive Severance Agreement (the "Severance Agreement") for certain senior officers, including the Executive Officers, of the Kentucky Bank. Bancorp and the Kentucky Bank have concluded it to be in the best interests of Bancorp, its Shareholders and the Kentucky Bank to take reasonable steps to help assure key executives of the Kentucky Bank that they will be treated fairly in the event of a tender offer or takeover bid, or an actual change of control.
     It is important, should Bancorp receive take over or acquisition proposals from third parties, that Bancorp be able to call upon the key executives of the Kentucky Bank for their advice and assessment of whether such proposals are in the best interests of shareholders, free of the influences of their personal employment situations. This severance agreement was not entered into because of any belief by management that a change in control of Bancorp was imminent.

          The Severance Agreement provides that, in the event (1) an executive is forced to resign following a change in control of Bancorp or (2) an executive voluntarily terminates employment with the Kentucky Bank for up to three years following a change in control, the Kentucky Bank will pay the executive a severance payment equal to 299 percent of the executive's annual salary. Should voluntary termination occur between 24 and 36 months following the change in control, the executive will receive only 2/3 of the severance payment. Furthermore, if the executive is 58 years old or more at the date of the severance payment, the amount of the payment is reduced. As the executive approaches retirement age of 65 years, the severance payment decreases proportionately to zero at age 65. The severance agreement also provides that the Kentucky Bank pay legal fees and expenses incurred in contesting any termination or enforcing the severance agreement.

          In the event of receipt of severance payments by an executive officer, the executive officer, for a period of eighteen months will not solicit customers of the Kentucky Bank, divert from the Kentucky Bank any customer of the Kentucky Bank or solicit for employment any employee of the Kentucky Bank.

     DIRECTOR COMPENSATION

          Directors of Bancorp receive no compensation for attendance at regular or special meetings of the board if the meetings are held immediately before or after a regular or special meeting of the Board of Directors of the Kentucky Bank. However, Bancorp's directors are paid $600 for each meeting of Bancorp's Board of Directors attended if the meeting is not held immediately before or after a meeting of the Board of Directors of the Kentucky Bank. Bancorp's directors, who are also directors of the Kentucky Bank, are paid $600 for each Kentucky Bank board meeting attended. Non-employee directors receive an annual retainer of $1,200.

          Non-employee directors of Bancorp and the Kentucky Bank who are members of the various committees of the respective Boards of Directors are also paid the following fees: $200 per meeting attended of Bancorp's Audit Committee and the Kentucky Bank's Compensation, Loan and Trust Committees.

          Beginning in 1995, non-employee directors receive options to purchase 1,000 shares of Bancorp Common Stock. These options are granted at the fair market value of Bancorp Common Stock at the time of the grant.

          Directors of the Indiana Bank are not compensated for attendance at meetings of the Board of Directors of the Indiana Bank.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following performance graph compares the performance of Bancorp Common Stock to the NASDAQ U.S. index and to the NASDAQ Banking index for Bancorp's last five fiscal years. The graph assumes the value of the investment in Bancorp Common Stock and in each index was $100 at December 31, 1992, and that all dividends were reinvested.

























                       1992      1993     1994    1995     1996     1997
                       ----      ----     ----    ----     ----     ----

S.Y. Bancorp, Inc.    100.00    138.30   173.84  249.95   352.86   517.01
NASDAQ U.S. Index     100.00    114.71   112.13  158.65   195.13   238.35
NASDAQ Banking Index  100.00    113.96   113.63  169.24   223.63   372.66

                      TRANSACTIONS WITH MANAGEMENT AND OTHERS

     The Kentucky Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with certain directors and officers of Bancorp and the Banks and their associates, as well as with corporations or organizations with which they are connected as directors, officers, shareholders or partners, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. In the opinion of management of Bancorp and the Banks, such transactions do not involve more than the normal risk of collectibility or present other unfavorable features.

     At December 31, 1997, loans to directors and officers of Bancorp and the Banks and their associates totaled $2,602,000, equaling 7.1% of the Bancorp's consolidated stockholders' equity.

     During 1997, Bancorp and the Banks purchased property damage and other insurance through Accordia of Louisville/ReagerHarris, Inc., a general insurance agency, for which net premiums aggregating $157,000 were paid to Accordia of Louisville/ReagerHarris, Inc. Net commissions earned by Accordia of Louisville/ReagerHarris, Inc., on account of such insurance totaled $12,800 in 1997. Mr. James E. Carrico, a director of Bancorp and the Kentucky Bank, is a shareholder, director and President ReagerHarris, dba Accordia of Kentucky.

                       ITEM 2.  APPROVAL OF THE AMENDMENT OF
                   THE ARTICLES OF INCORPORATION TO INCREASE THE
                    NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

     The Board of Directors has recommended that Article VI of Bancorp's Articles of Incorporation be amended to increase the number of authorized shares of Common Stock from 5,000,000 to 10,000,000 shares, subject to approval by shareholders at the Annual Meeting. The additional authorized shares will be available for stock dividends, split, options, public or private issuances of Common Stock, and other general corporate purposes. When required for such purposes, such shares will be issued on such terms as the Board of Directors determines to be in the best interests of Bancorp without further action by the shareholders, unless such action is then required by applicable law or the rules
of any stock exchange on which Bancorp's securities may be listed.   Some of
these potential uses may decrease certain per share financial measures for a period of time and may diminish a shareholder's percentage of voting power in Bancorp. Holders of Common Stock have no preemptive rights to subscribe to any shares of stock in Bancorp. Other than management considering the advisability of a stock split within the next year, there are no current plans, arrangements or understandings for these additional authorized shares of Common Stock.

     The proposed increase in the authorized number of shares of Common
Stock could be construed as having an anti-takeover effect, although the amendment to increase the authorized Common Stock was not proposed for that purpose. Under certain circumstances, such shares could be used to create impediments to or to frustrate persons seeking to effect a takeover or otherwise
gain control of Bancorp.   Such shares could, for example, be privately placed
with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. Alternatively, such shares could be used in connection with a shareholder rights plan. Bancorp has no such plan, however, nor any present intention of adopting one.

     Also, the amendment to increase the authorized Common Stock might be considered as having the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of Bancorp's Common Stock, to acquire control of Bancorp with a view to imposing a merger, sale of all or any part of Bancorp's assets or a similar transaction since the issuance of new shares could be used to dilute the stock ownership of any such person or entity. As indicated above, the Board of Directors does not have any present intent to issue any shares of Common Stock primarily for anti-takeover purposes.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented at the annual Meeting and entitled to vote on the proposal is required for approval of the proposed amendment. All directors and officers of Bancorp are expected to vote in favor of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSED INCREASE IN AUTHORIZED COMMON STOCK.

     INFORMATION CONCERNING INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG Peat Marwick has been engaged to audit the consolidated financial statements of Bancorp for the past eight years. Management intends to recommend that KPMG Peat Marwick be engaged to perform the independent audit of Bancorp's consolidated financial statements for the year ending December 31, 1998, and it is anticipated that such recommendation will be followed by Bancorp's Board of Directors.

     Representatives of KPMG Peat Marwick will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                         SUBMISSION OF SHAREHOLDER PROPOSALS

     Any proposals by shareholders intended to be presented at Bancorp's 1999 Annual Meeting of shareholders must be received by Bancorp at its principal executive offices by November 20, 1998, to be included in Bancorp's Proxy Statement and form of proxy for the 1999 Annual Meeting. The Board of Directors will decide, subject to the rules of the Securities and Exchange Commission, whether such proposals are appropriate for inclusion in the proxy statement and form of proxy.

     In addition, Bancorp's Bylaws impose certain advance notice requirements on a shareholder nominating a director or submitting a proposal to an Annual Meeting. Such notice must be submitted to the secretary of Bancorp no earlier than 90, nor later than 60, days before an Annual Meeting, and must contain the information prescribed by the Bylaws, copies of which are available from the secretary. These requirements apply even if the shareholder does not desire to have his or her nomination or proposal included in Bancorp's proxy statement.

                                    OTHER MATTERS

     The officers and directors of Bancorp do not know of any matters to be presented for shareholder approval at the Annual Meeting other than those described in this Proxy Statement. If any other matters should come before the Annual Meeting, the Board of Directors intends that the persons named in the enclosed form of proxy, or their substitutes, will vote such proxy in accordance with their best judgment on such matters.



                                        By Order Of The Board Of Directors





                                        David H. Brooks
                                        Chairman and Chief Executive Officer
                                        S.Y. Bancorp, Inc.

Louisville, Kentucky
March 18, 1998

                                  S.Y. BANCORP, INC.
                                1040 EAST MAIN STREET
                              LOUISVILLE, KENTUCKY 40206

                          PROXY FOR HOLDERS OF COMMON STOCK
                   ANNUAL MEETING OF SHAREHOLDERS - APRIL 22, 1998

     The undersigned hereby appoints David H. Brooks and David P. Heintzman, or either of them, attorneys with power of substitution and revocation to each, to vote any and all shares of Common Stock of S.Y. Bancorp, Inc. ("Bancorp") held of record by the undersigned, in the name and as the proxy of the undersigned, at the Annual Meeting of shareholders of Bancorp (the "Annual Meeting") to be held at Stock Yards Bank & Trust Company's Exchange Building dining room, 1048 East Main Street, Louisville, Kentucky 40202, on April 22, 1998, at 10:00 a.m., Eastern Time, or any adjournment thereof, hereby revoking any prior proxies to vote said stock, upon the following proposals more fully described in the Notice of and Proxy Statement for the meeting (receipt of which is hereby acknowledged):



(1)  FOR   [ ]   AGAINST   [ ]   ABSTAIN   [ ]  a proposal to approve the
     action of the Board of Directors fixing the number of directors at fifteen (15) and electing at the Annual Meeting four (4) directors.

(2)  ELECTION OF DIRECTORS  -        Nominees are: David H. Brooks;
     Carl T. Fischer, Jr.; Stanley A. Gall, M.D.; Henry A. Meyer.

     Mark     [ ]  FOR ALL nominees listed above
     One Box  [ ]  FOR ALL nominees listed above EXCEPT the following:
     Only     [ ]  WITHHOLD authority to vote for ALL nominees listed above

(3)  FOR [ ]   AGAINST  [ ]  ABSTAIN  [ ] a  proposal amending the Articles of
     Incorporation to increase the number of authorized shares of Common Stock from 5,000,000 to 10,000,000.

(4) In their discretion on such other business as may properly come before the Annual Meeting or any adjournment thereof.



     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BANCORP AND WILL BE VOTED AS SPECIFIED ABOVE. UNLESS OTHERWISE SPECIFIED, IT WILL BE VOTED FOR PROPOSAL (1) AND FOR ALL NOMINEES FOR DIRECTORS, AND IN ACCORDANCE WITH THE ATTORNEYS' DISCRETION ON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.




Date: __________________________,1998  _____________________________________

                                       _____________________________________
                                                  (Signatures)

(Executors, administrators, trustees, attorneys, and officers of corporations should give full title. For joint accounts, each joint owner must also sign.)